Exhibit (a)(1)(ii)

COMPUCREDIT HOLDINGS CORPORATION

LETTER OF TRANSMITTAL

To Tender

Shares of Common Stock

Pursuant to the Offer to Purchase dated March 14, 2011

The tender offer and withdrawal rights will expire at 11:59 p.m., New York City time, on April 11, 2011, unless extended by CompuCredit Holdings Corporation (such time and date, as the same may be extended, the “Expiration Date”).

The Depositary for the Offer is:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Concourse Level New York, NY 10038

DELIVERY OF THIS LETTER OF TRANSMITTAL (INCLUDING INSTRUCTIONS HERETO AND AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THIS “LETTER OF TRANSMITTAL”) TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. IF APPLICABLE TO YOU, MAKE SURE YOU SUBMIT THE IRS FORM W-9 OR THE APPROPRIATE IRS FORM W-8, AS APPLICABLE, TO PREVENT U.S. BACKUP WITHHOLDING TAX OF 28% ON ANY PAYMENT PAYABLE TO YOU PURSUANT TO THE OFFER.

The instructions contained within this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

Indicate in this box the order in which shares of Common Stock are being purchased in the event of proration. If you do not designate an order, in the event less than all shares of Common Stock tendered are purchased due to proration, such shares will be selected for purchase by the depositary. Attach an additional signed list if necessary.

1st                                          2nd                                          3rd                                          4th

DESCRIPTION OF SHARES OF COMMON STOCK TENDERED
Name(s) and Address(es) of Registered Holders(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s))	Shares of Common Stock Tendered (Attach Additional Signed List if Necessary)
	Certificate Number(s)(1)	Total Number of Shares of Common Stock Represented by Certificate(s)(1)	Number of Shares of Common Stock Tendered(2)

Total Shares of Common Stock Tendered

(1) Need not be completed if shares are tendered by book-entry transfer.

(2) Unless otherwise specified, a holder will be deemed to have tendered all shares of Common Stock described in this table that are held of record by such holder.

The Offer to Purchase, dated March 14, 2011 (as the same may be amended or supplemented from time to time, the “Offer to Purchase”) of CompuCredit Holdings Corporation, a Georgia corporation (“CompuCredit” or the “Company”) consists of an offer to purchase up to 13,125,000 shares of its outstanding common stock, no par value per share (the “Common Stock” or “Shares”), at a purchase price of $8.00 per share in accordance with the terms and conditions contained in the Offer to Purchase (the “Tender Offer”).

This Letter of Transmittal relates only to tenders of shares of Common Stock.

To receive the purchase price for the Common Stock, holders of such Shares must tender the Shares in the manner described in the Offer to Purchase and this Letter of Transmittal on or before the Expiration Date, subject to the terms and conditions of the Offer to Purchase. CompuCredit’s obligation to accept for purchase and to pay for shares of Common Stock validly tendered and not withdrawn in the Offer is not conditioned upon any minimum number of shares of Common Stock being tendered. The Offer is, however, subject to CompuCredit’s receipts of proceeds in connection with the closing of the MEM Sale Transaction and certain other conditions to the Offer set forth in the Offer to Purchase being satisfied or waived on or prior to the Expiration Date of the Offer. Shares of Common Stock tendered in the Offer may be withdrawn at any time on or prior to the Expiration Date.

Capitalized terms defined in the Offer to Purchase and used but not defined herein shall have the meanings ascribed to them in the Offer to Purchase.

This Letter of Transmittal is to be used either if certificates for shares of Common Stock are to be forwarded herewith or if delivery of shares of Common Stock is to be made by book-entry transfer to an account maintained by the depositary at DTC pursuant to the procedures set forth in the Offer to Purchase. Tendering shareholders whose certificates for shares of Common Stock are not immediately available or who cannot deliver either the certificates for, or a book-entry confirmation with respect to, their shares of Common Stock and all other documents required hereby to the depositary on or prior to the Expiration Date must tender their shares of Common Stock in accordance with the guaranteed delivery procedures set forth in the Offer to Purchase.

☐	CHECK HERE IF TENDERED SHARES OF COMMON STOCK ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER MADE TO AN ACCOUNT MAINTAINED BY THE DEPOSITARY WITH THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING (ONLY PARTICIPANTS IN THE BOOK-ENTRY TRANSFER FACILITY MAY DELIVER SHARES OF COMMON STOCK BY BOOK-ENTRY TRANSFER):

Name of Tendering Institution:

Account Number:

Transaction Code Number:

Date Tendered:

☐ Check here if any of your certificate(s) have been lost, stolen or destroyed and indicate the number of shares of Common Stock represented thereby:

For a description of the procedures to be followed in order to tender shares of Common Stock (through ATOP or otherwise), see “Procedures for Tendering Shares” in the Offer to Purchase and the instructions to this Letter of Transmittal. The instructions contained herein and in the Offer to Purchase should be read carefully before this Letter of Transmittal is completed.

If not already printed above, the name(s) and address(es) of the participant in DTC tendering the shares of Common Stock (if any) should be printed exactly as they appear on a security position listing as the owner of the shares of Common Stock.

The Offer is not being made to holders of shares of Common Stock in any jurisdiction in which the making or the acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby tenders to CompuCredit, upon the terms and subject to the conditions set forth in this Letter of Transmittal and the Offer to Purchase (collectively, the “Offer Documents”), receipt of which is hereby acknowledged, the shares of Common Stock indicated in the table above under the caption heading “Description of Shares of Common Stock Tendered” under the column heading “Total Shares of Common Stock Tendered” within such table (or, if nothing is indicated therein, with respect to all shares of Common Stock described in such table that are held of record by such holder). The undersigned understands that terms defined in the Offer to Purchase that are used and not defined herein shall have the meanings ascribed to them in the Offer to Purchase. The undersigned further understands that any tendered shares of Common Stock may not be withdrawn after the Expiration Date. Thereafter, shares of Common Stock not yet accepted for payment may be withdrawn at any time after May 9, 2011 (40 business days after the commencement of the Offer).

Subject to, and effective upon, the acceptance for purchase of, and payment for, number of shares of Common Stock tendered herewith in accordance with the terms and subject to the conditions of the Offer, the undersigned hereby:

•

sells, assigns and transfers to, or upon the order of, CompuCredit, all right, title and interest in and to, and any and all claims in respect of or arising or having arisen as a result of the undersigned’s status as a holder of, all of the shares of Common Stock tendered hereby;

•

subject to applicable law, waives any and all other rights with respect to such shares of Common Stock and releases and discharges the Company from any and all claims such holders may have now, or may have in the future, arising out of, or related to such shares of Common Stock;

•

irrevocably constitutes and appoints the depositary the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that the depositary also acts as the agent of CompuCredit) with respect to such shares of Common Stock, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest), to:

•

deliver certificates for such shares of Common Stock (if any) and all evidences of transfer and authenticity to, or transfer ownership of such shares of Common Stock on the account books maintained by DTC to, or upon the order of, CompuCredit;

•	present such shares of Common Stock for transfer of ownership on the books of CompuCredit; and

•	receive all benefits and otherwise exercise all rights of beneficial ownership of such shares of Common Stock; and

•

agrees that the power of attorney described immediately above will be governed by and construed in accordance with the laws of Georgia and that the execution of this power is not intended to, and does not, revoke any prior proxies or powers of attorney other than the revocation, in accordance with applicable laws, of any proxy or power of attorney previously granted specifically in connection with the shares of Common Stock, all in accordance with the terms and conditions of the Offer as described in the Offer to Purchase.

To withdraw shares of Common Stock, you must deliver a written notice of withdrawal with the required information to the depositary during the time period in which you still have the right to withdraw shares of Common Stock. If you tendered your shares of Common Stock through a custodian or nominee and wish to withdraw your shares of Common Stock, you will need to make arrangements for withdrawal with your custodian or nominee. Your ability to withdraw the tender of your shares of Common Stock will depend upon the terms of the arrangements you have made with your custodian or nominee and, if your custodian or nominee is not the DTC participant tendering the shares of Common Stock, the arrangements between your custodian or nominee and such DTC participant, including any arrangements involving intermediaries between your custodian or nominee and such DTC participant.

For a withdrawal of shares of Common Stock to be effective, the depositary must timely receive at its address set forth on the back cover of this Letter of Transmittal on or prior to the Expiration Date either a properly transmitted “Request Message” through ATOP or a written or faxed notice of withdrawal. In order to be valid, a notice of withdrawal must (1) specify the name of the person who tendered the shares of Common Stock to be withdrawn, (2) state the name in which the shares of Common Stock are registered (or, if tendered by book-entry transfer, the name of the DTC participant whose name appears on the security position listing as the owner of such shares of Common Stock), if different than that of the person who tendered the shares of Common Stock to be withdrawn, (3) contain the share certificate number and the number of shares of Common Stock to be withdrawn represented by such certificate, and (4) be signed by the Holder of such shares of Common Stock in the same manner as the original signature on the Letter of Transmittal by which such shares of Common Stock were tendered (including any required signature guarantees), if any, or be accompanied by (a) documents of transfer sufficient to have the trustee register the transfer of the shares of Common Stock into the name of the person withdrawing such shares of Common Stock and (b) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such Holder. If the shares of Common Stock to be withdrawn have been delivered or otherwise identified to the depositary, a signed notice of withdrawal is effective immediately upon written or facsimile notice of withdrawal even if physical release is not yet effected. Any shares of Common Stock validly withdrawn will be deemed to be not validly tendered for purposes of the Offer.

The undersigned acknowledges and agrees that a tender of shares of Common Stock pursuant to any of the procedures described in the Offer to Purchase and in the instructions hereto and an acceptance of such shares of Common Stock by CompuCredit will constitute a binding agreement between the undersigned and CompuCredit upon the terms and subject to the conditions of the Offer Documents. For purposes of the Offer, the undersigned understands that CompuCredit will be deemed to have accepted for payment (and thereby purchased) shares of Common Stock validly tendered and not validly withdrawn (or defectively tendered shares of Common Stock with respect to which CompuCredit has waived such defect) if, as and when CompuCredit gives oral (promptly confirmed in writing) or written notice to the depositary of its acceptance for payment of such shares of Common Stock. The undersigned understands CompuCredit will deposit (or cause to be deposited on its behalf) the aggregate purchase price for the shares of Common Stock accepted for purchase in the Offer with the depositary, which will act as agent for the tendering holders for the purpose of transmitting payments to the tendering holders, and upon such deposit of the aggregate purchase price with the depositary, tendered shares of Common Stock on account of which such deposit has been made will no longer be deemed to be outstanding and the holders thereof will be deemed to have irrevocably waived any rights they had or may have had thereunder. The undersigned understands that any tendered shares of Common Stock may not be withdrawn after the Expiration Date. Thereafter, shares of Common Stock not yet accepted for payment may be withdrawn at any time after May 9, 2011 (40 business days after the commencement of the Offer).

The undersigned understands that, under certain circumstances and subject to the certain conditions specified in the Offer Documents (each of which CompuCredit may waive), CompuCredit may not be required to accept for payment any of the shares of Common Stock tendered. Any shares of Common Stock not accepted for payment will be returned promptly to the undersigned at the address set forth above unless otherwise listed in the box below labeled “A. Special Delivery Instructions.” The undersigned understands that the delivery and surrender of the shares of Common Stock is not effective, and the risk of loss of the shares of Common Stock does not pass to the depositary, until receipt by the depositary of this Letter of Transmittal (or a facsimile hereof), properly completed and duly executed, or a properly transmitted Agent’s Message through ATOP, together with all accompanying evidences of authority and any other required documents (including the certificates of Common Stock, if any) in form satisfactory to the Company. All questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders and withdrawals of shares of Common Stock will be determined by the Company, in its sole discretion, which determination shall be final and binding.

The undersigned further understands that:

•

CompuCredit will purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, up to 13,125,000 shares of Common Stock at a purchase price of $8.00 per share. The number of shares of Common Stock purchased may be prorated as set forth in the Offer to Purchase; and

•	CompuCredit will return at its expense all shares of Common Stock it does not purchase, including shares of Common Stock not purchased because of proration, promptly following the Expiration Date.

The undersigned hereby represents and warrants and covenants that:

•	the undersigned has full power and authority to tender, sell, assign and transfer the shares of Common Stock tendered hereby;

•

when such tendered shares of Common Stock are accepted for payment and paid for by CompuCredit pursuant to the Offer, CompuCredit will acquire good title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim or right; and

•

the undersigned will, upon request, execute and deliver any additional documents deemed by the depositary or by CompuCredit to be necessary or desirable to complete the sale, assignment and transfer of the shares of Common Stock tendered hereby.

No authority conferred or agreed to be conferred by this Letter of Transmittal shall be affected by, and all such authority shall survive, the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned and any subsequent transferees of the shares of Common Stock.

In consideration for the purchase of the shares of Common Stock pursuant to the Offer, the undersigned hereby waives, releases, forever discharges and agrees not to sue CompuCredit or its former, current or future directors, officers, employees, agents, subsidiaries, affiliates, shareholders, predecessors, successors, assigns or other representatives as to any and all claims, demands, causes of action and liabilities of any kind and under any theory whatsoever, whether known or unknown (excluding any liability arising under U.S. federal securities laws in connection with the Offer), by reason of any act, omission, transaction or occurrence, that the undersigned ever had, now has or hereafter may have against CompuCredit as a result of or in any manner related to the undersigned’s purchase, ownership or disposition of the shares of Common Stock pursuant to the Offer.

Without limiting the generality or effect of the foregoing, upon the purchase of Common Stock pursuant to the Offer, CompuCredit shall obtain all rights relating to the undersigned’s ownership of Common Stock any and all claims relating thereto.

In the event of a termination or withdrawal of the Offer or in the event of shares of Common Stock not accepted for purchase due to proration, shares of Common Stock tendered pursuant to the Offer will promptly be returned to the holder or credited to such holder’s account through DTC and such holder’s DTC participant, unless otherwise indicated under “A. Special Delivery Instructions.” Unless otherwise indicated herein under “B. Special Payment Instructions,” the undersigned hereby request(s) that any checks for payment to be made in respect of the shares of Common Stock tendered hereby be issued to the order of, and delivered to, the undersigned.

In the event that the “A. Special Delivery Instructions” box is completed, the undersigned hereby request(s) that any shares of Common Stock not tendered or not accepted for purchase due to proration be credited, or returned, as applicable, to the account therein indicated. The undersigned recognizes that CompuCredit has no obligation pursuant to the “A. Special Delivery Instructions” box to transfer any shares of Common Stock from the account of the registered holder(s) thereof if CompuCredit does not accept for purchase any of the principal amount of such shares of Common Stock so tendered or if provision for payment of any applicable transfer taxes is not made. In the event that the “B. Special Payment Instructions” box is completed, the undersigned hereby request(s) that checks for payment to be made in respect of the shares of Common Stock tendered hereby be issued to the order of, and be delivered to, the person(s) at the address(es) therein indicated, subject to provision for payment of any applicable taxes being made.

A. SPECIAL DELIVERY	B. SPECIAL PAYMENT
INSTRUCTIONS	INSTRUCTIONS
(See Instructions 2, 3, 6 and 7)	(See Instructions 2, 3, 4 and 7)

To be completed ONLY if certificates are to be returned to a holder other than the holder designated above or if shares of Common Stock not tendered or not accepted for purchase are to be credited to an account maintained at DTC other than the account designated above.	To be completed ONLY if checks are to be issued payable to someone other than the person(s) whose signature(s) appear(s) within this Letter of Transmittal or sent to an address different from that shown in the box entitled “Description of shares of Common Stock Tendered” within this Letter of Transmittal.

☐ Issue Certificate(s) to:

Name:	Name:
(Please Print)	(Please Print)

Address:	Address:

(Include Zip Code)	(Include Zip Code)

(Tax Identification or Social Security Number)	(Tax Identification or Social Security Number)

(Such person(s) must properly complete Form W-9)	(Such person(s) must properly complete Form W-9)

☐Credit shares of Common Stock not tendered or not accepted for purchase by book-entry transfer to the DTC account set forth below:

DTC Account No.

Number of Account Party:

PLEASE COMPLETE AND SIGN BELOW

(This page is to be completed and signed by all tendering holders except holders of shares of Common Stock executing the tender through DTC’s ATOP system.)

(Also complete IRS Form W-9)

By completing, executing and delivering this Letter of Transmittal, the undersigned hereby tenders number of shares of Common Stock in the box above labeled “Description of Shares of Common Stock Tendered” under the column heading “Total Shares of Common Stock Tendered” with respect to such number of shares of Common Stock (or, if nothing is indicated therein, with respect to all the shares of Common Stock represented by the shares of Common Stock described in such box that are held of record by such holder).

(Signature(s) of Record Holder(s) or Authorized Signatory)

(Must be signed by a participant in DTC exactly as such participant’s name appears on a security position listing as the owner of such shares of Common Stock. If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth the full title and see Instruction 2.)

Dated:

Name(s):
(Please Print)

Capacity (Full Title):

Address:

(Include Zip Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

MEDALLION SIGNATURE GUARANTEE (ONLY IF REQUIRED—SEE INSTRUCTIONS 2 AND 3)

Authorized Signature of Guarantor:

Name:

Name of Firm:

Address:
(Include Zip Code)

Area Code and Telephone Number:

Dated:
[Place Seal Here]

INSTRUCTIONS FOR SURRENDERING CERTIFICATES

Forming Part of the Terms and Conditions of the Offer

1.        Requirements of Tender. This Letter of Transmittal is to be completed by shareholders either if certificates are to be forwarded herewith or if delivery of shares of Common Stock are to be made pursuant to the procedures for book-entry transfer set forth in the Offer to Purchase. For a holder to tender shares of Common Stock validly pursuant to the Offer, (a) a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of book-entry transfer of shares of Common Stock) an Agent’s Message in lieu of a Letter of Transmittal, and any other required documents must be received by the depositary at its address set forth on the back cover of this Letter of Transmittal on or prior to the Expiration Date, or (b) the tendering shareholder must comply with the guaranteed delivery procedures set forth below and in the Offer to Purchase. In addition, on or prior to the Expiration Date, either (a) certificates for tendered shares of Common Stock must be received by the depositary at such address or (b) shares of Common Stock must be transferred pursuant to the procedures for book-entry transfer (and a confirmation of such transfer must be received by the depositary).

Shareholders whose certificates for shares of Common Stock are not immediately available or who cannot deliver their certificates and all other required documents to the depositary or complete the procedures for book-entry transfer on or prior to the Expiration Date may tender their shares of Common Stock by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase. Pursuant to those procedures, (a) tender must be made by or through an Eligible Institution (as defined below), (b) a properly completed and duly executed Notice of Guaranteed Delivery, in the form provided by the Company, must be received by the depositary on or prior to the Expiration Date and (c) the certificates for all tendered shares of Common Stock in proper form for transfer (or a book-entry confirmation with respect to all such shares of Common Stock), together with a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message, and any other required documents, must be received by the depositary, in each case within three trading days after the date of execution of the Notice of Guaranteed Delivery as provided in the Offer to Purchase. A “trading day” is any day on which the NASDAQ Global Select Market is open for business. The term “agent’s message” means a message transmitted to the depositary through the facilities of DTC, specifying that the relevant participant has received and agrees to be bound by the terms and conditions set forth in the Offer to Purchase and the accompanying Letter of Transmittal relating to such shares of Common Stock.

The method of delivery of shares of Common Stock, this Letter of Transmittal and all other required documents, including delivery through the book-entry transfer facility, is at the sole election and risk of the tendering shareholder. Shares of Common Stock will be deemed delivered only when actually received by the depositary (including, in the case of a book-entry transfer, by book-entry confirmation). If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically provided by the Offer to Purchase, no alternative, conditional or contingent tenders will be accepted. No fractional shares of Common Stock will be purchased. All tendering shareholders, by execution of this Letter of Transmittal (or a facsimile hereof), waive any right to receive any notice of the acceptance for payment of their shares of Common Stock.

2.        Signatures on Letter of Transmittal, Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the shares of Common Stock tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

If any of the shares of Common Stock tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If any shares of Common Stock tendered hereby are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, he or she should so indicate when signing, and proper evidence satisfactory to the Company of his or her authority to so act must be submitted with this Letter of Transmittal.

If this Letter of Transmittal is signed by the registered owner(s) of the shares of Common Stock tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the purchase price is to be made, or certificates for shares of Common Stock not tendered or accepted for payment are to be issued, to a person other than the registered owner(s). Signatures on any such certificates or stock powers must be guaranteed by an eligible institution.

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the shares of Common Stock tendered hereby, or if payment is to be made or certificate(s) for shares of Common Stock not tendered or not purchased are to be issued to a person other than the registered owner(s), the certificate(s) representing such shares of Common Stock must be properly endorsed for transfer or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered owner(s) appear(s) on the certificates(s).

The signature(s) on any such certificate(s) or stock power(s) must be guaranteed by an Eligible Institution (as defined below). See Instruction 3.

3.        Signature Guarantees. Signatures on this Letter of Transmittal must be guaranteed by a Medallion Signature Guarantor, unless the shares of Common Stock tendered hereby are tendered by a record holder (or by a participant in DTC whose name appears on a security position listing as the owner of such shares of Common Stock) and neither the box entitled “A. Special Delivery Instructions” or the box entitled “B. Special Payment Instructions” in this Letter of Transmittal has been completed or such shares of Common Stock are tendered for the account of a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program (each, an “Eligible Institution”). In all other cases an eligible guarantor institution must guarantee all signatures on this Letter of Transmittal.

4.    Transfer Taxes. Except as set forth in this Instruction 4, CompuCredit will pay or cause to be paid any transfer taxes with respect to the transfer and sale of Common Stock to it, or to its order, pursuant to the Offer. If payment is to be made to, or if shares of Common Stock not tendered or purchased are to be credited to the account of, any persons other than the record holders, or if tendered shares of Common Stock are registered in the name of any persons other than the persons signing this Letter of Transmittal, the amount of any transfer taxes (whether imposed on the record holder or such other person) payable on account of the transfer to such other person will be deducted from the payment unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

5.    Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Offer to Purchase or this Letter of Transmittal may be directed to the information agent at its telephone number set forth on the back cover of the Offer to Purchase or the back cover of this Letter of Transmittal. A holder may also contact the information agent at the address and telephone numbers set forth on the back cover of the Offer to Purchase, the back cover of this Letter of Transmittal or such holder’s broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

6.        Partial Tenders (not applicable to shareholders who tender by book-entry). If fewer than all the shares of Common Stock are tendered, the tendering holder should fill in the number of shares of Common Stock tendered in the table above under the caption heading “Description of Shares of Common Stock Tendered” under the column heading “Total Shares of Common Stock Tendered” within such table. In that case, if any tendered shares of Common Stock are purchased, new certificate(s) for the remainder of the shares of Common Stock that were evidenced by the old certificate(s) will be sent to the registered holder(s), unless otherwise provided in the appropriate box on this Letter of Transmittal, as soon as practicable after the acceptance for payment of, and payment for, the shares of Common Stock tendered herewith. All shares of Common Stock represented by certificates delivered to the depositary will be deemed to have been tendered unless otherwise indicated.

7.        Special Payment and Special Delivery Instructions. Tendering holders should indicate in the applicable box or boxes the name and address to which checks constituting payments for shares of Common Stock to be purchased in the Offer are to be issued or sent, if different from the name and address of the registered or acting holder signing this Letter of Transmittal. In the case of issuance in a different name, the taxpayer identification number or social security number of the person named must also be indicated.

8.    Waiver of Conditions. Subject to applicable law, CompuCredit reserves the right, in its sole discretion, to (1) waive any condition to the Offer and accept all Shares previously tendered pursuant to the Offer, subject to the proration described in the Offer to Purchase, (2) extend the Expiration Date and retain all Shares tendered pursuant to the Offer, subject, however, to the withdrawal rights of holders of shares of Common Stock as described in the Offer to Purchase under “The Offer—Withdrawal of Tenders; Absence of Appraisal Rights,” (3) amend the terms of the Offer in any respect, and (4) terminate the Offer and not accept for purchase any Shares upon failure of any of the conditions to the Offer.

9.    IRS Form W-9. Each tendering holder (or other payee) is required (i) to provide the depositary or other appropriate withholding agent with a valid IRS Form W-9 (or other appropriate IRS Forms) certifying that the holder (or other payee) is not subject to backup withholding or (ii) to otherwise establish a basis for exemption from backup withholding. Failure to provide the IRS Form W-9 (or other appropriate IRS Forms) may subject the tendering holder (or other payee) to a $50 penalty imposed by the Internal Revenue Service and 28% federal income tax backup withholding on any payment.

IMPORTANT TAX INFORMATION

To ensure compliance with Internal Revenue Service Circular 230, shareholders are hereby notified that any discussion of tax matters set forth in this Letter of Transmittal was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by any person, for the purpose of avoiding tax-related penalties under federal, state or local tax law. Each shareholder should seek advice based on its particular circumstances from an independent tax advisor.

Under U.S. federal income tax laws, a shareholder whose tendered shares of Common Stock are accepted for payment is required to provide the depositary or other appropriate withholding agent (as payer) with a valid Form W-9 or otherwise establish a basis for exemption from a 28% backup withholding tax. Certain shareholders (including, among others, corporations and certain foreign persons) are exempt under current law from these backup withholding requirements. A foreign person, including entities, may qualify as an exempt recipient by submitting to the depositary or the other appropriate withholding agent a properly completed IRS Form W-8BEN (or other applicable form), signed under penalties of perjury, attesting to that holder’s foreign status. The applicable Forms and Instructions can be obtained from the IRS Website (http://www.irs.gov/app/picklist/list/formsInstructions.html). If the depositary or the other appropriate withholding agent is not provided with a valid IRS Form W-9 (or other applicable form), a $50 penalty may be imposed by the Internal Revenue Service, and payments made with respect to Common Stock purchased pursuant to the Offer may be subject to a 28% backup withholding tax. Failure to comply truthfully with the backup withholding requirements also may result in the imposition of severe criminal and/or civil fines and penalties.

If backup withholding applies, the depositary or other appropriate withholding agent is required to withhold 28% of any payments made to the holder or other payee. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service, provided that the requisite information is properly provided.

In order to tender, a holder of shares of Common Stock (if any) should send or deliver a properly completed and signed Letter of Transmittal, certificates for shares of Common Stock and any other required documents to the depositary at the address set forth below or tender pursuant to DTC’s Automated Tender Offer Program.

The Depositary for the Offer is:

By Mail or Overnight Courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, NY 11219	By Hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane Concourse Level New York, NY 10038

Toll-free (877) 248-6417 or (718) 921-8317

Fax: 718 234-5001

Any questions or requests for assistance or for additional copies of the Offer to Purchase, this Letter of Transmittal or related documents may be directed to the information agent at its telephone numbers below.

The Information Agent for the Offer is:

470 West Avenue

Stamford, CT 06902

(203) 658-9400

Banks and Brokerage Firms Call: (800) 662-5200

Shareholders Call Toll Free: (800) 607-0088